Exhibit 23.5

Consent of Independent Auditor

Talos Energy Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 24, 2020, relating to the consolidated financial statements of Castex Energy 2016, LP as of and for the years ended December 31, 2019 and 2018 appearing in Talos Energy Inc.’s Form 8-K filed on September 11, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

September 11, 2020